Exhibit 10.5

NORTH BAY RESOURCES INC.

MASTER LOAN AND SECURITY AGREEMENT

THIS MASTER LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of December  5, 2014 by and between NORTH BAY RESOURCES INC., a Delaware corporation (the “Debtor”), and TANGIERS INVESTORS, LP, a Delaware limited partnership (“Secured Party”).

RECITALS

WHEREAS, commencing on December 29, 2011, through April 29, 2014, the Secured Party has provided the Debtor with certain loans, for which the Debtor has issued to the Secured Party a total of nine (9) convertible promissory notes (the “Notes”);

WHEREAS, the current total principal amount of the loans provided by the Secured Party to the Debtor under the Notes is $794,322.53, plus accrued interest as of September 30, 2014 in the amount of $133,210 (collectively, the “Loans”);

WHEREAS, the Notes include a convertible promissory note with an effective date of October 2, 2012, pursuant to which the Secured Party may, but is not obligated to, lend up to $750,000 to the Debtor (the “Active Note”), of which the Secured Party has heretofore lent to the Debtor the total principal amount of $496,122.53, less a total of $76,800 which the Secured Party has elected to convert into shares of the Debtor’s common stock;

WHEREAS, the Maturity Date (as such term is defined in the Notes) for each of the Notes has now passed and the Notes are in default and the Secured Party has not agreed not to take any foreclosure or collection action against the Debtor in exchange for the agreements set forth herein; and

WHEREAS, the parties have agreed that the Debtor shall grant  the Secured Party with a security interest in all of its unencumbered property as collateral for the Loans so that the Debtor’s obligations to repay the Notes be secured by all of the assets of the Debtor, that the Debtor shall pay the Secured Party a forbearance fee and that the Debtor shall reduce the conversion price on a portion of the balance of the Notes.

AGREEMENT

In consideration of the loans made by the Secured Party, the Secured Party’s forbearance and for other good and valuable consideration, the Debtor hereby agrees with the Secured Party as follows:

1. Acknowledgement of Debt and Additional Expenses.  Secured Party hereby confirms its previous advance of approximately $794,321.53 under the Notes to Debtor. The Debtor acknowledges and agrees:

(a) That it has received such advances in multiple installments and that Secured Party has the right to demand repayment of portions thereof at any time after March 15, 2013;

(b) That the Maturity Date of all of the Notes has expired and it is in default under the Notes;

(c) The Secured Party has heretofore elected not to foreclose on any of the Notes nor take any collection action against the Debtor whatsoever;

(d) That as a result of such forebearnce, the Secured Party has incurred additional costs, expenses and losses; and

(e) In consideration for the Secured Party’s advances, forbearance, expenses and losses, and for the Secured Party’s agreement to extend the Maturity Date of the Notes an additional twelve (12) months as set forth in Section 3 below, Debtor hereby agrees as follows:

(i) to grant to the Secured Party a senior security interest in all of Debtor’s assets as set forth in Section 2 below, subject to all of the terms and conditions of this Agreement;

(ii) to pay to the Secured Party a forebearnce fee in the amount of $150,000, which shall be and hereby is deemed to be added to the principal balance of the Active Note; and

(iii) the term “Conversion Price” as such term is used in the Notes and is applied to the first principal amount of $100,000 of any of the Notes that the Secured Party elects to convert into shares of the Debtor’s common stock following the date hereof, is hereby amended as follows:

“Conversion Price” shall be equal to 70% of the of the lowest VWAP of the Company’s common stock during the twenty (20) consecutive trading days prior to the date on which Holder elects to convert all or part of the Note.  If the Company is placed on “chilled” status with The Depository Trust Company (“DTC”), the discount shall be increased by 10% until such chill is remedied. If the Company is not Deposits and Withdrawal at Custodian (“DWAC”) eligible through their Transfer Agent and DTC’s Fast Automated Securities Transfer (“FAST”) system, the discount will be increased by 5%. In the case of both, the discount shall be a cumulative 15%.

2. Grant of Security Interest.  To secure the Debtor’s full and timely performance of all of the Debtor’s obligations and liabilities to the Secured Party pursuant to the Notes (including, without limitation, Debtor’s obligation to timely pay the principal amount of, and interest on, the Notes) (the “Obligations”), the Debtor hereby grants to the Secured Party a senior, continuing security interest (the “Security Interest”) in and to all of the property described on Exhibit A to this Agreement, plus any and all other real property, equipment, licenses, permits, intellectual property, bank accounts, prepaid accounts, personal property, rights, interests and assets of the Debtor, whether currently owned by the Debtor or obtained subsequent to the date hereof (the “Collateral”).  The Security Interest shall be a first and prior security interest in all of the Collateral.

3. Extension of Maturity Date. The parties hereto agree that the Maturity Date set forth in each of the Notes is hereby extended to November 30, 2015.

4. Covenants.  The Debtor covenants and agrees with the Secured Party that, from and after the date of this Agreement until the Obligations are paid in full:

(a) Deliveries Upon Execution. Upon execution of this Agreement, Debtor shall deliver to the Secured Party (i) a duly executed copy of this Agreement; and (ii) the Collateral Assignments and the UCC-1 financing Statement envisioned by Section 2 and this Section 4.

(b) Other Liens.  Except for the Security Interest, the Debtor is and during the time that this Agreement is in full force and effect shall be the owner of the Collateral and shall be the owner of the Collateral hereafter acquired free from any adverse lien, security interest or encumbrance (other than Permitted Liens), and the Debtor will defend the Collateral against the claims and demands of all persons at any time claiming the same or any interest therein.  “Permitted Liens” means (i) liens for taxes or other governmental charges not at the time delinquent or that are being contested in good faith and appropriately reserved for in accordance with GAAP; (ii) statutory liens of carriers, warehousemen, mechanics, materialmen, and vendors arising by operation of law for sums not overdue; (iii) non-exclusive licenses and sublicenses granted in the ordinary course of the Debtor’s business and any interest or title of a licensor or under any license or sublicense;  (iv) purchase money security interests that will be discharged upon Debtor’s payment of the purchase price for the applicable property; (v) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (vi) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (vii) customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code or common law of banks or other financial institutions where the Debtor maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business; (viii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower and its Subsidiaries taken as a whole; and (ix) any liens existing on the date of this Security Agreement as set forth on the schedule attached to this Agreement as Exhibit B.

(c) Further Documentation.  At any time and from time to time, upon the written request of the Secured Party, and at the sole expense of the Debtor, the Debtor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Secured Party may reasonably request for the purpose of implementing the terms and conditions of this Agreement, as well as obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, filing any collateral assignments, financing statements or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens created hereby.  The Debtor also hereby authorizes the Secured Party to file any such financing or continuation statement without the signature of the Debtor to the extent permitted by applicable law.  A reproduction of this Agreement shall be sufficient as a financing statement or as exhibit to a financing statement on form UCC-1 for filing in any jurisdiction.

(d) Indemnification.  The Debtor agrees to defend, indemnify and hold harmless the Secured Party against any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses): (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any law, rule, regulation or order of any governmental authority applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Agreement.

(e)  Maintenance of Records.  The Debtor will keep and maintain at its own cost and expense reasonably satisfactory and materially complete records of the Collateral.

(f) Inspection Rights.  The Secured Party shall have full access during normal business hours, and upon reasonable prior notice, but not more than twice in any 12-month period unless an Event of Default has occurred, to all the books, correspondence and other records of the Debtor relating to the Collateral, and the Secured Party or their representatives may examine such records and make photocopies or otherwise take extracts from such records.  The Debtor agrees to render to the Secured Party, at the Debtor’s expense, such clerical and other assistance as may be reasonably requested with regard to the exercise of its rights pursuant to this paragraph.

(g) Compliance with Laws, etc.  The Debtor will comply in all material respects with all laws, rules, regulations and orders of any governmental authority applicable to any part of the Collateral or to the operation of the Debtor’s business; provided, however, that the Debtor may contest any such law, rule, regulation or order in any reasonable manner which does not, in the reasonable opinion of the Debtor, adversely affect the Secured Party’s rights or the priority of their liens on the Collateral.

(h) Payment of Obligations.  The Debtor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or with respect to any of its income or profits derived from the Collateral, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity of such charge is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest in the Collateral and (iii) such charge is adequately reserved against on the Debtor’s books in accordance with generally accepted accounting principles.

(i) Limitation on Liens on Collateral.  The Debtor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any lien or claim on or to the Collateral, other than the Security Interest and Permitted Liens, and will defend the right, title and interest of the Secured Party in and to any of the Collateral against the claims and demands of all other persons.

(j) Limitations on Dispositions of Collateral.  The Debtor will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so (collectively, a “Transfer”), except for: (i) Transfers of inventory in the ordinary course of business; (ii) Transfers of worn-out or obsolete equipment; or (iii) a grant of a license to its products and related documentation in the ordinary course of business.

(k) Further Identification of Collateral.  The Debtor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

5. Secured Parties’ Appointment as Attorney-in-Fact.

(a) Powers. The Debtor hereby appoints the Secured Party, and any officer or agent of the Secured Party, with full power of substitution, as its attorney-in-fact with full irrevocable power and authority in the place of the Debtor and in the name of the Debtor or in their own name, from time to time in the Secured Party’ discretion so long as an Event of Default has occurred and is continuing, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any instrument which may be necessary or desirable to accomplish the purposes of this Agreement.  Without limiting the foregoing, so long as an Event of Default has occurred and is continuing, the Secured Party shall have the right, without notice to, or the consent of, the Debtor, to do any of the following on the Debtor’s behalf:

(i) to pay or discharge any taxes or liens levied or placed on or threatened against the Collateral;

(ii) to direct any party liable for any payment under any of the Collateral to make payment of any and all amounts due or to become due thereunder directly to the Secured Party or as the Secured Party directs;

(iii) to ask for or demand, collect, and receive payment of and receipt for, any payments due or to become due at any time in respect of or arising out of any Collateral;

(iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to enforce any right in respect of any Collateral;

(v) to defend any suit, action or proceeding brought against the Debtor with respect to any Collateral;

(vi) to settle, compromise or adjust any suit, action or proceeding described in subsection (v) above and, to give such discharges or releases in connection therewith as the Secured Party may deem appropriate;

(vii) to assign any patent right included in the Collateral of Debtor (along with the goodwill of the business to which any such patent right pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Secured Party shall in their sole discretion determine; and

(viii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral, and to take, at the Secured Party’ option and the Debtor’s expense, any actions which the Secured Party deem necessary to protect, preserve or realize upon the Collateral and the Secured Party’ liens on the Collateral and to carry out the intent of this Agreement, in each case to the same extent as if the Secured Party were the absolute owner of the Collateral for all purposes.

The Debtor hereby ratifies whatever actions the Secured Party shall lawfully do or cause to be done in accordance with this Section 5.  This power of attorney shall be a power coupled with an interest and shall be irrevocable.

(b) No Duty on Secured Party’s Part.  The powers conferred on the Secured Party by this Section 5 are solely to protect the Secured Party’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers.  The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Secured Party nor its general partner or any of the general partner’s managers, officers, directors, employees or agents shall, in the absence of willful misconduct or gross negligence, be responsible to the Debtor for any act or failure to act pursuant to this Section 5.

6. Performance by Secured Party’s of Debtor’s Obligations.  If the Debtor fails to perform or comply with any of its agreements or covenants contained in this Agreement and the Secured Party, after giving notice of its intention to do so to the Debtor, perform or comply, or otherwise cause performance or compliance, with such agreement or covenant in accordance with the terms of this Agreement, then the reasonable expenses of the Secured Party incurred in connection with such performance or compliance shall be payable by the Debtor to the Secured Party on demand and shall constitute Obligations secured by this Agreement.

7. Representation and Warranties.  Each of the parties represents and warrants to the other parties as follows, acknowledging that the other party is relaying on such representations and warranties in consenting to and entering into this Agreement:

(a) The party has the authority to enter into this Agreement and to perform all of the party’s obligations and duties hereunder. The person signing this Agreement on behalf of the party has full authority to do so. The party has obtained all authorizations and consents necessary for the party to enter into and perform its duties and obligations hereunder, including all consents and authorizations required by its organizational and charter documents, by law or by any contact to which it is a party or by which it is bound or in any legal proceedings to which it is a party.

(b) The party has carefully read this Agreement, understands the content and the consequences of this Agreement and enters into this Agreement as the party’s free act, with advice of legal counsel or the waiver of the opportunity to obtain such advice. In entering into this Agreement, the party is relying on the party’s own judgment, belief and knowledge, and not by any representation or agreements not set forth herein regarding the contents of this Agreement by any parties or anyone representing them.

(c) Neither the party’s entry into this Agreement nor its performance of its duties and obligations under this Agreement will constitute a breach of or violate its Articles of Incorporation or bylaws or constitute a breach of or an event of default under any agreement or instrument to which such party is a party or by which it or any of its material assets are bound, or constitute a breach of any law applicable to such party or any governmental or court order by which such party or any of its material assets are bound or to which it or they are subject.

(d) Debtor has good, valid and marketable title to all of its material assets, free and of all claims, liens and encumbrances not listed on the attached Exhibit B, and all of such assets are in good order and repair and/or are otherwise suitable for the use to which they are currently put and are proposed to be put in the operation of Debtor’s business.

(e) Debtor is not a party to any pending arbitration proceeding, lawsuit or governmental investigation or proceeding or any other similar proceeding and knows of no reasonable basis for any such proceeding.

8. Remedies.  If an Event of Default has occurred and is continuing, the Secured Party may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement relating to the Obligations, all rights and remedies of a secured party under the California Uniform Commercial Code, as amended from time to time (the “Code”).  Without limiting the foregoing, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon the Debtor or any other person (all of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances collect, receive, appropriate and realize upon any or all of the Collateral, and/or may sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver any or all of the Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of a Secured Party or elsewhere upon such terms and conditions as the Secured Party may deem advisable, for cash or on credit or for future delivery without assumption of any credit risk.  The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase all or any part of the Collateral so sold, free of any right or equity of redemption in the Debtor, which right or equity is hereby waived or released.  The Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable expenses incurred therein or connection with the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party under this Agreement (including, without limitation, reasonable attorneys’ fees and expenses) to the payment in whole or in part of the Obligations, in such order as the Secured Party may elect, and only after such application and after the payment by the Secured Party of any other amount required by any provision of law, need the Secured Party account for the surplus, if any, to the Debtor.  To the extent permitted by applicable law, the Debtor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by the Secured Party of any of their rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.  The Debtor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Secured Party to collect such deficiency.

9. Limitation on Duties Regarding Preservation of Collateral.  The sole duty of a Secured Party with respect to the custody, safekeeping and preservation of the Collateral, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as such Secured Party deals with similar property for its own account.  Neither the Secured Party nor its general partner nor any of its general partner’s managers, any of their directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Debtor or otherwise.

10. Powers Coupled with an Interest.  All authorizations and agencies contained in this Agreement with respect the Collateral are irrevocable and powers coupled with an interest.

11. No Waiver; Cumulative Remedies.  The Secured Party shall not by any act (except by a written instrument pursuant to Section 12(a) hereof), delay, indulgence, and omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default under the Notes or in any breach of any of the terms and conditions of this Agreement.  No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Secured Party of any right or remedy under this Agreement on any one occasion shall not be construed as a bar to any right or remedy, which the Secured Party would otherwise have on any subsequent occasion.  The rights and remedies provided in this Agreement are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

12. Miscellaneous.

(a) Amendments and Waivers. Any term of this Agreement may be amended with the written consent of the Debtor and of the Secured Party.  Notwithstanding the foregoing or any other provision of this Agreement, no amendment or waiver that adversely affects a Secured Party in a manner different from all of the Secured Party may be effected without the written consent of such Secured Party.  Any amendment or waiver effected in accordance with this Section 12(a) shall be binding upon the parties and their respective successors and assigns.

(b) Transfer; Successors and Assigns.  The terms and conditions of this Agreement shall be binding upon the Debtor and its successors and assigns and inure to the benefit of each Secured Party and its successors and assigns.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(c) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California in all respects as such laws are applied to agreements among California residents entered into and performed entirely within California, without regard to the conflict of laws principles thereof.  Any legal proceeding brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts, located in San Diego or in the federal courts located in Los Angeles, in the State of California. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such Service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. THE PARTIES TO THIS AGREEMENT HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS AGREEMENT AND THE RELATED AGREEMENTS AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.

(d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(e) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(f) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Debtor or the Secured Party at their respective address set forth below or at such other address or electronic mail address as the Debtor or such Secured Party may designate by ten (10) days advance written notice to the other parties hereto.

To Secured Party:

Tangiers Investors, LP
c/o Robert Papiri

501 W Broadway, Suite 800
San Diego, CA 92101
Email: admin@tangierscapital.com
Facsimile: 619-566-2011

To Debtor:

North Bay Resources Inc.
2120 Bethel Road
Lansdale, PA 19446
Email:
Facsimile:

(g) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(h) Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof as a complete and final integration hereof, and any and all other written or oral agreements existing between the parties hereto concerning such subject matter are expressly canceled.

The Debtor and Secured Parties have caused this Master Loan and Security Agreement to be duly executed and delivered as of the date first above written.

DEBTOR:

NORTH BAY RESOURCES INC.

By: /s/ Perry Leopold
Name: Perry Leopold
Title:  CEO

SECURED PARTY:

TANGIERS INVESTORS, LP a
Delaware limited partnership

By:/s/ Michael Sobeck___________________
Name: TANGIERS CAPITAL, LLC,
a Delaware limited liability company
Its: General Partner

EXHIBIT A

DESCRIPTION OF COLLATERAL

All undefined terms used in this Exhibit A shall have the meaning ascribed thereto in the Master Loan and Security Agreement to which this Exhbit A is attached.

The Collateral shall consist of all personal property of Debtor, whether presently existing or hereafter created, written, produced or acquired, including, but not limited to:

(a) All goods and equipment now owned or hereafter acquired, including without limitation, all machinery, equipment, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

(b) All inventory, now owned or hereafter acquired, including without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Debtor’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Debtor’s books relating to any of the foregoing;

(c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, software, computer source code, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

(d) All now existing and hereafter arising accounts, accounts receivable, contract rights, royalties, license rights, mining rights, drilling rights, property leases, and all other forms of obligations and/or rights owing to Debtor arising out of the sale or lease of goods, or property, the licensing of technology or the rendering of services by Debtor, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Debtor and Debtor’s books relating to any of the foregoing;

(e) All documents, cash, deposit accounts, securities, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Debtor’s books relating to the foregoing;

(f) All patents and patent applications, domestic or foreign, including but not limited to patent rights, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations in-part thereof; all copyrights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor devices, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing;

A-1

(g) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof; and

(h) Without limiting any of the foregoing, the collateral shall also include all of the Debtor’s rights and interests in the following:

(i) The Debtor’s right and interests in (x) the joint venture known as the Ruby Gold JV created pursuant to that certain Joint Venture Agreement dated January 9, 2014, and entered into by and between the Debtor and Ruby Gold, Inc., a California corporation; (y) as the Fraser River Project located near Lytton, British Columbia; and (z) the Faser River Project JV; and

(iii)           All of the following mining properties:

Core Tenure #	Property Name	Location	Map Number	Good To Date
966629	MT WASHINGTON	Vancouver Island, BC	092F	2016/jul/18
603844	CORONATION	Slocan, BC	082F	2015/may/25
1016826	MONTE CRISTO	Lillooet River, BC	092G	2015/jan/09
575965	TULAMEEN PLATINUM	Tulameen, BC	092H	2016/jul/06
545980	FRASER RIVER PROJECT	Lytton, BC	092I	2022/feb/20
689765	ZEBALLOS GOLD	Vancouver Island, BC	092E	2016/jun/15
837557	RACHEL	Salmo, BC	082F	2015/feb/10
941210	GOLD HILL	Salmo. BC	082F	2015/mar/28
542206	WILLA	Slocan, BC	082F	2018/jan/30
1018506	CRESCENT REE	Crescent Valley, BC	082F	2018/apr/17
759842	CHERRY GOLD	Cherryville, BC	082L	2015/feb/17
938569	LYNX	Vernon, BC	082L	2015/feb/17
1026292	TOR	Tulameen, BC	092H	2015/feb/26
1018120	TRUAX	Gold Bridge, BC	092J	2015/mar/28
992322	LOUGHBOROUGH GOLD	Loughborough Inlet, BC	092K	2015/jun/01
1021498	PINNACLE GOLD	Pilldolla Creek, BC	092K	2015/feb/06
611903	LANCERS MOUNTAIN	Lancers Mountain, BC	092N	2015/jan/25
695204	ARGO GOLD	Tatlayako Lake, BC	092N	2015/jan/06
623083	PINE VANADIUM	Pine River Valley, BC	093O	2015/feb/23
674404	ZIPPA MTN	Iskut, BC	104B	2015/jan/05
843389	NEW ESKAY CREEK	Eskay Creek, BC	104B	2015/jan/03

provided however, that notwithstanding the foregoing, the Collateral shall not include (i) any of the equipment or property located at the Debtor’s offices and leased premises, which property and equipment is owned by the owner of the leased premises, (ii) any intent-to-use United States trademark application for which an amendment to allege use or statement of use has not been filed and accepted by the United States Patent and Trademark Office (provided that each such intent-to-use application shall be considered Collateral immediately and automatically upon such filing and acceptance), or (iii) any contract, license, permit or other general intangible which by its terms cannot be pledged, transferred or assigned, or to the extent that granting a security interest therein would result in a breach or default under the contract, license, permit or general intangible (in each case after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) or any other applicable law).

A-2

EXHIBIT B

Permitted Liens

1.           Mortgage granted against the Ruby Mine in favor of Ruby Development Company, a California partnership.

B-1